Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Digi Power X Inc. of our report dated March 31, 2026, relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Digi Power X Inc. for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in each prospectus filed with this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

April 9, 2026

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7Y 1G6	604 687 0947 davidson-co.com